Exhibit 99.1

                    WCA Waste Corporation Signs a Definitive
               Agreement to Acquire Two North Carolina Landfills

    HOUSTON--(BUSINESS WIRE)--Jan. 18, 2005--WCA Waste Corporation (Nasdaq:WCAA) announced today that it has signed a definitive agreement to acquire two landfills, two transfer stations and two material recovery facilities from MRR Southern, LLC. The acquisition expands the Company's presence into the Raleigh/Durham and Winston-Salem/Greensboro market areas. The acquisition is expected to close during the first quarter.
    The operations located in Raleigh consist of a 211-acre landfill that is permitted to accept construction and demolition debris, a transfer station and a transfer station/material recovery facility feeding the landfill. The landfill currently has in excess of eight million cubic yards of airspace with additional expansion capability.
    The 154-acre landfill and material recovery facility located in High Point, North Carolina, service the Winston-Salem and Greensboro market. The landfill has approximately 4.7 million cubic yards of airspace remaining that is permitted to accept construction and demolition debris.
    WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. After the closing of this acquisition, the Company's operations will consist of seventeen landfills, thirteen transfer stations, two material recovery facilities and twenty collection operations located throughout Alabama, Arkansas, Kansas, Missouri, North Carolina, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA."

    Safe Harbor for Forward-Looking Statements

    This press release contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. This is true of our description of our acquisition strategy for example. Such statements include, but are not limited to, statements about the benefits of the acquisition described in this release, including plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of WCA's management and are subject to significant risks and uncertainties. Some of those risks and uncertainties have been more fully described in "Risk Factors and Cautionary Statement about Forward-Looking Statements" in our Quarterly Report on Form 10-Q with respect to the quarterly period ending on September 30, 2004. The risks and uncertainties include, without limitation: any weakness in the economy related to our markets may result in reductions in demand for the Company's services, we may not be able to integrate acquired businesses successfully, revenue and other synergies from the acquisition may not be fully realized or may take longer to realize than expected, we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory or other reasons, we may suffer unexpected liabilities associated with our acquisitions, disruptions from the acquisition may make it more difficult to maintain relationships with customers, potential increases in commodity, insurance and fuel prices could increase our operating expenses significantly and we face the risk of new and changing regulation. Please consider these factors carefully in evaluating the forward-looking statements and do not place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


    CONTACT: WCA Waste Corporation, Houston
             Tommy Fatjo, 713-292-2400